Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports First Quarter 2017 Results
Reiterates Fiscal Year 2017 Guidance

SAN JOSE, Calif., May. 9, 2017 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its first quarter ended April 2, 2017.

($ Millions, except percentages and per-share data)	1st Quarter 2017	4th Quarter 2016	1st Quarter 2016
GAAP revenue	$399.1	$1,024.9	$384.9
GAAP gross margin	(7.8)%	(3.1)%	13.4%
GAAP net loss	$(134.5)	$(275.1)	$(85.4)
GAAP net loss per diluted share	$(0.97)	$(1.99)	$(0.62)
Non-GAAP revenue[1]	$429.5	$1,097.3	$433.6
Non-GAAP gross margin[1,2]	6.5%	6.4%	16.5%
Non-GAAP net income (loss)[1,2]	$(50.4)	$3.3	$(28.5)
Non-GAAP net income (loss) per diluted share[1,2]	$(0.36)	$0.02	$(0.21)
Adjusted EBITDA[1,2]	$8.6	$71.4	$19.0
Operating cash flow	$(126.9)	$484.8	$(369.9)
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Excludes polysilicon costs related to its above market polysilicon contracts.

“We executed well despite a challenging industry environment and achieved our financial goals for the first quarter,” said Tom Werner, SunPower president and CEO. “Demand in our distributed generation business remains solid with continued traction for our Equinox™ and Helix™ complete system solutions and strong bookings in both our residential and commercial segments. Our key power plant projects remain on track for second half 2017 delivery although competitive conditions and pricing in this segment remain quite difficult. We are seeing significant momentum in our SunPower® Solutions business with bookings and awards of 400-megawatts (MW) so far this year. Operationally, we again met our manufacturing cost reduction targets for the quarter, including for our new P-Series product, with Fab 4 consistently producing X-Series cell efficiencies in excess of 25 percent.”

“Strategically, we are executing on our restructuring program, which we firmly believe will enable us to successfully navigate the current market transition while maximizing near term cash flow. We remain committed to streamlining our business structure with investment focused on significant growth opportunities and innovation in the areas of next generation cell and module technology, our complete solution product suite, energy storage, digital platforms and Smart Energy initiatives. In relation to our go-to-market strategy, given current industry conditions, we will further narrow our focus in our power plant development footprint and reallocate resources to ramping our SunPower Solutions equipment sales business, as well as our industry leading distributed generation business. We expect these initiatives will improve our long-term financial performance, strengthen our balance sheet and position the company for sustained profitability,” concluded Werner.

Additionally, the company announced that it has reached an agreement with Total whereby Total will guarantee up to $100 million of the company’s $300 million credit revolver facility for a period through August of 2019.

"Total is pleased that SunPower’s first quarter results were in line with its guidance,” said Julien Pouget, Senior Vice President Renewables, Total. “In this context, by agreeing to provide SunPower access to additional liquidity over the next two years through a guarantee of up to $100 million of its revolving credit facility, Total is expressing its continued support for SunPower in the current challenging solar environment."

“Our first quarter results were on plan, benefitting from our diversified model and the continued execution of our corporate restructuring initiatives,” said Chuck Boynton, SunPower chief financial officer. “Our near term efforts remain focused on improving cash flow and prudently managing our working capital. Looking forward, with our restructuring on track, the recent continued support from Total and commitment to reducing our overall capital spending intensity, we are confident that we are well positioned for success.”

SunPower’s first quarter 2017 non-GAAP Cost of Goods Sold results for the company’s segment reporting excludes approximately $30 million in polysilicon costs related to its previously disclosed, current, above market polysilicon contracts. SunPower believes that the exclusion of these costs on a non-GAAP basis better reflects the true performance of its business on a segment basis. As a result of this change in the treatment of its polysilicon costs this quarter, the company has provided quarterly reconciliations in this release and associated SEC filings reflecting this change on a historical basis.

First quarter fiscal 2017 non-GAAP results include net adjustments that, in the aggregate, decreased (increased) non-GAAP net loss by $84.1 million, including $8.1 million related to 8point3 Energy Partners, $27.2 million related to utility and power plant projects, $(1.8) million related to sale-leaseback transactions, $7.4 million related to stock-based compensation expense, $3.0 million related to amortization of intangible assets, $9.8 million related to restructuring expense, $29.8 million related to cost of above-market polysilicon, $0.1 million related to other adjustments, and $0.5 million related to tax effect.

Financial Outlook
The company is reiterating the following key financial metrics for 2017.

Revenue of $1.8 billion to $2.3 billion on a GAAP basis and $2.1 billion to $2.6 billion on a non-GAAP basis, non-GAAP operational expenses of less than $350 million, capital expenditures of approximately $120 million, and gigawatts (GW) deployed in the range of 1.3 GW to 1.6 GW. Also, the company expects to record GAAP restructuring charges totaling $50 million to $100 million in fiscal year 2017.

The company expects to generate positive operating cash flow through the end of fiscal year 2017 and exit the year with approximately $300 million in cash. The company is also forecasting positive Adjusted EBITDA for the full year 2017, weighted toward the second half of the year. Additionally, the company’s 2017 non-GAAP guidance excludes approximately $100 million in above market polysilicon costs. The company continues to believe that cash flow and liquidity are the key evaluation metrics for investors in the near term.

The company’s second quarter fiscal 2017 GAAP guidance is as follows: revenue of $275 million to $325 million, gross margin of negative 3 percent to negative 1 percent and net loss of $135 million to $110 million. Second quarter 2017 GAAP guidance includes the impact of the company’s HoldCo asset strategy and revenue and timing deferrals due to real estate accounting as well as the impact of charges related to the company’s restructuring initiatives. On a non-GAAP basis, the company expects revenue of $275 million to $325 million, gross margin of 2 percent to 4 percent, Adjusted EBITDA of negative $25 million to breakeven and megawatts deployed in the range of 330 MW to 360 MW. The company’s second quarter non-GAAP guidance excludes approximately $13 million in above market polysilicon costs.

The company will host a conference call for investors this afternoon to discuss its first quarter 2017 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2017 performance on the Events and Presentations section of

SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
With more than 30 years of proven experience, SunPower is a global leader in solar innovation and sustainability. Our unique approach emphasizes the seamless integration of advanced SunPower technologies, delivering The Power of One® complete solar solutions and lasting customer value. SunPower provides outstanding service and impressive electricity cost savings for residential, commercial and power plant customers. At SunPower, we are passionately committed to changing the way our world is powered. And as we continue shaping the future of Smart Energy, we are guided by our legacy of innovation, optimism, perseverance and integrity. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North America and South America. Since 2011, we’ve been majority-owned by Total, the fourth largest publicly-listed energy company in the world. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) anticipated project timelines; (b) our expectations for the timing, success and financial impact of our restructuring plan and associated initiatives, including plans to streamline our business and focus investment and resources, and the impact on our balance sheet, near- and long-term cash flow, annual operating expenses, and profitability; (c) our ability to access additional financing, improve cash flow, manage our working capital, and deleverage our balance sheet; (d) our positioning for future success and profitability; (e) our expectations for the solar industry and the markets we serve, including market conditions, recovery, and long-term prospects for improvement; (f) full year fiscal 2017 guidance, including GAAP and non-GAAP revenue, operational expenditures, capital expenditures, gigawatts deployed, restructuring charges, cash flow and ending cash, and Adjusted EBITDA; and (g) our second quarter fiscal 2017 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, cash flow, and MW deployed. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) challenges inherent in constructing certain of our large projects; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; (10) fluctuations or declines in the performance of our solar panels and other products and solutions; (11) our ability to identify and successfully implement concrete actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring plan and associated initiatives, including plans to streamline our business and focus investment and resources; and (12) the outcomes of previously disclosed litigation.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2017 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Apr. 2, 2017	Jan. 1, 2017
Assets
Current assets:
Cash and cash equivalents	$387,378	$425,309
Restricted cash and cash equivalents, current portion	22,013	33,657
Accounts receivable, net	167,861	219,638
Costs and estimated earnings in excess of billings	21,482	32,780
Inventories	428,178	401,707
Advances to suppliers, current portion	111,850	111,479
Project assets - plants and land, current portion	285,321	374,459
Prepaid expenses and other current assets	225,611	315,670
Total current assets	1,649,694	1,914,699

Restricted cash and cash equivalents, net of current portion	52,952	55,246
Restricted long-term marketable securities	4,876	4,971
Property, plant and equipment, net	1,073,183	1,027,066
Solar power systems leased and to be leased, net	645,862	621,267
Project assets - plants and land, net of current portion	34,701	33,571
Advances to suppliers, net of current portion	159,204	173,277
Long-term financing receivables, net	537,976	507,333
Goodwill and other intangible assets, net	41,066	44,218
Other long-term assets	126,879	185,519
Total assets	$4,326,393	$4,567,167

Liabilities and Equity
Current liabilities:
Accounts payable	$437,671	$540,295
Accrued liabilities	261,471	391,226
Billings in excess of costs and estimated earnings	16,118	77,140
Short-term debt	79,613	71,376
Customer advances, current portion	20,397	10,138
Total current liabilities	815,270	1,090,175

Long-term debt	501,285	451,243
Convertible debt	1,114,143	1,113,478
Customer advances, net of current portion	81,902	298
Other long-term liabilities	774,881	721,032
Total liabilities	3,287,481	3,376,226

Redeemable noncontrolling interests in subsidiaries	104,861	103,621

Equity:

Preferred stock	—	—
Common stock	139	139
Additional paid-in capital	2,417,053	2,410,395
Accumulated deficit	(1,398,504)	(1,218,681)
Accumulated other comprehensive loss	(10,145)	(7,238)
Treasury stock, at cost	(180,845)	(176,783)
Total stockholders' equity	827,698	1,007,832
Noncontrolling interests in subsidiaries	106,353	79,488
Total equity	934,051	1,087,320
Total liabilities and equity	$4,326,393	$4,567,167

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
Revenue:
Residential	$136,031	$220,464	$151,807
Commercial	108,263	146,874	52,241
Power Plant	154,782	657,551	180,827
Total revenue	399,076	1,024,889	384,875
Cost of revenue:
Residential	120,757	207,604	118,160
Commercial	110,629	171,344	45,226
Power Plant	198,622	678,014	169,952
Total cost of revenue	430,008	1,056,962	333,338
Gross margin	(30,932)	(32,073)	51,537
Operating expenses:
Research and development	20,515	23,860	32,706
Selling, general and administrative	67,403	66,517	97,791
Restructuring charges	9,790	175,774	96
Total operating expenses	97,708	266,151	130,593
Operating loss	(128,640)	(298,224)	(79,056)
Other income (expense), net:
Interest income	938	519	697
Interest expense	(20,769)	(18,091)	(12,881)
Other, net	(2,190)	8,184	(6,232)
Other expense, net	(22,021)	(9,388)	(18,416)
Loss before income taxes and equity in earnings of unconsolidated investees	(150,661)	(307,612)	(97,472)
Benefit from (provision for) income taxes	(2,031)	9,559	(3,181)
Equity in earnings (loss) of unconsolidated investees	1,052	3,714	(764)
Net loss	(151,640)	(294,339)	(101,417)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	17,161	19,221	16,008
Net loss attributable to stockholders	$(134,479)	$(275,118)	$(85,409)

Net loss per share attributable to stockholders:
- Basic	$(0.97)	$(1.99)	$(0.62)
- Diluted	$(0.97)	$(1.99)	$(0.62)
Weighted-average shares:
- Basic	138,902	138,442	137,203
- Diluted	138,902	138,442	137,203

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016

Cash flows from operating activities:
Net loss	$(151,640)	$(294,339)	$(101,417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,084	51,367	42,117
Stock-based compensation	7,375	12,596	16,520
Non-cash interest expense	2,958	94	346
Non-cash restructuring charges	—	148,791	—
Dividend from 8point3 Energy Partners LP	7,192	6,949	—
Equity in earnings (loss) of unconsolidated investees	(1,052)	(3,714)	764
Excess tax benefit from stock-based compensation	—	(4,032)	—
Deferred income taxes	227	(9,402)	(762)
Other, net	4,777	988	890
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	51,669	3,097	12,561
Costs and estimated earnings in excess of billings	11,298	(7,381)	(17,525)
Inventories	(40,004)	30,698	(18,248)
Project assets	37,192	467,893	(179,376)
Prepaid expenses and other assets	85,251	(20,535)	(45,441)
Long-term financing receivables, net	(30,643)	(35,999)	(44,011)
Advances to suppliers	13,701	29,338	11,913
Accounts payable and other accrued liabilities	(198,119)	133,278	(69,974)
Billings in excess of costs and estimated earnings	(61,022)	(22,325)	26,866
Customer advances	91,863	(2,529)	(5,124)
Net cash provided by (used in) operating activities	(126,893)	484,833	(369,901)
Cash flows from investing activities:
Purchases of property, plant and equipment	(27,877)	(37,619)	(47,044)
Cash paid for solar power systems, leased and to be leased	(18,217)	(19,872)	(23,238)
Cash paid for solar power systems	(4,605)	(36,464)	—
Payments to 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	—	—	(9,968)
Purchases of marketable securities	—	(4,955)	—
Cash paid for investments in unconsolidated investees	(10,142)	(501)	(9,752)
Cash paid for intangibles	—	(521)	—
Net cash used in investing activities	(60,841)	(99,932)	(90,002)
Cash flows from financing activities:
Cash paid for acquisitions	—	(5,714)	—
Proceeds from bank loans and other debt	110,763	113,645	—
Repayment of bank loans and other debt	(129,027)	(128,029)	(7,725)

Proceeds from issuance of non-recourse residential financing, net of issuance costs	20,580	41,128	28,339
Repayment of non-recourse residential financing	(1,298)	(1,225)	(1,065)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	49,030	54,611	24,082
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(3,763)	(5,620)	(5,309)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	121,818	136,536	79,440
Repayment of non-recourse power plant and commercial financing	(28,964)	(537,671)	(37,301)
Purchases of stock for tax withholding obligations on vested restricted stock	(4,062)	(564)	(18,876)
Net cash provided by (used in) financing activities	135,077	(332,903)	61,585
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	788	(745)	774
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(51,869)	51,253	(397,544)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	514,212	462,959	1,020,764
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$462,343	$514,212	$623,220

Non-cash transactions:
Assignment of residential lease receivables to third parties	$18	$568	$1,097
Costs of solar power systems, leased and to be leased, sourced from existing inventory	13,389	13,439	15,085
Costs of solar power systems, leased and to be leased, funded by liabilities	3,169	3,026	9,050
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	52,917	20,596	—
Property, plant and equipment acquisitions funded by liabilities	44,966	43,817	81,369
Net reclassification of cash proceeds offset by project assets in connection with the deconsolidation of assets sold to the 8point3 Group	2,615	2,274	8,726
Acquisition funded by liabilities	—	103,354	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, the sale of operating lease assets, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross margin includes adjustments relating to stock-based compensation, amortization of intangible assets, non-cash interest expense, cost of above-market polysilicon, and other items, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to restructuring expense, IPO-related costs, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

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8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. With certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations. Equity in earnings of unconsolidated investees also includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP.

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Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Under GAAP, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Over the life of each project, cumulative revenue and gross margin will eventually be equivalent under both GAAP and IFRS; however, revenue and gross margin will generally be recognized earlier under IFRS. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in differing stages of progress at any given time, the relationship in the aggregate will occasionally appear otherwise.

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Sale of operating lease assets. The company includes adjustments related to the revenue recognition on the sale of certain solar assets subject to an operating lease (or of solar assets that are leased by or intended to be leased by the third-party purchaser to another party) based on the net proceeds received from the purchaser. Under GAAP, these sales are accounted for as borrowing transactions in accordance with lease accounting guidance. Under such guidance, revenue and profit recognition is based on rental payments made by the end lessee, and the net proceeds from the purchaser are recorded as a non-recourse borrowing liability, with imputed interest expense recorded on the liability. This treatment continues until the company has transferred the substantial risks of ownership, as defined by lease accounting guidance, to the purchaser, at which point the sale is recognized.

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Sale-leaseback transactions. The company includes adjustments related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

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Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

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Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

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Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

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Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

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IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Cost of above-market polysilicon. The Company has entered in previous years into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in these supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed market prices. Additionally, in order to reduce inventory and improve working capital, the Company has periodically elected to sell polysilicon inventory in the marketplace at prices below the Company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and does not contribute to a meaningful evaluation of a company's past operating performance.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the presented fiscal periods. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
GAAP revenue	$399,076	$1,024,889	$384,875
Adjustments based on IFRS:
8point3	713	44,991	(15,174)
Utility and power plant projects	(23,780)	(4,047)	53,538
Sale of operating lease assets	—	(34,406)	10,403
Sale-leaseback transactions	53,478	65,887	—
Non-GAAP revenue	$429,487	$1,097,314	$433,642

Adjustments to Gross margin:

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
GAAP gross margin	$(30,932)	$(32,073)	$51,537
Adjustments based on IFRS:
8point3	1,189	1,576	(4,642)
Utility and power plant projects	27,174	2,542	3,557
Sale of operating lease assets	—	(10,105)	3,112
Sale-leaseback transactions	(3,144)	8,278	—
Other adjustments:
Stock-based compensation expense	1,184	4,959	4,125
Amortization of intangible assets	2,567	2,568	1,014
Non-cash interest expense	10	70	319
Cost of above-market polysilicon	29,815	92,235	12,714
Non-GAAP gross margin	$27,863	$70,050	$71,736

GAAP gross margin (%)	(7.8)%	(3.1)%	13.4%
Non-GAAP gross margin (%)	6.5%	6.4%	16.5%

Adjustments to Net income (loss):

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
GAAP net loss attributable to stockholders	$(134,479)	$(275,118)	$(85,409)
Adjustments based on IFRS:
8point3	8,101	6,301	10,719
Utility and power plant projects	27,174	2,542	3,557
Sale of operating lease assets	—	(10,086)	3,120
Sale-leaseback transactions	(1,842)	8,435	—
Other adjustments:
Stock-based compensation expense	7,375	12,596	16,520
Amortization of intangible assets	3,026	3,018	8,165
Non-cash interest expense	35	94	346
Restructuring expense	9,790	175,774	96
IPO-related costs	114	(339)	—
Cost of above-market polysilicon	29,815	92,235	12,714
Other	—	—	1
Tax effect	513	(12,200)	1,684
Non-GAAP net income (loss) attributable to stockholders	$(50,378)	$3,252	$(28,487)

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(134,479)	$(275,118)	$(85,409)
Non-GAAP net income (loss) available to common stockholders[1]	$(50,378)	$3,252	$(28,487)

Denominator:
GAAP weighted-average shares	138,902	138,442	137,203
Effect of dilutive securities:
Stock options	—	—	—
Restricted stock units	—	—	—
Upfront Warrants (held by Total)	—	—	—
Warrants (under the CSO2015)	—	—	—
0.75% debentures due 2018	—	—	—
Non-GAAP weighted-average shares[1]	138,902	138,442	137,203

GAAP net loss per diluted share	$(0.97)	$(1.99)	$(0.62)
Non-GAAP net income (loss) per diluted share	$(0.36)	$0.02	$(0.21)

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	Apr. 2, 2017	Jan. 1, 2017	Apr. 3, 2016
GAAP net loss attributable to stockholders	$(134,479)	$(275,118)	$(85,409)
Adjustments based on IFRS:
8point3	8,101	6,301	10,719
Utility and power plant projects	27,174	2,542	3,557
Sale of operating lease assets	—	(10,086)	3,120
Sale-leaseback transactions	(1,842)	8,435	—
Other adjustments:
Stock-based compensation expense	7,375	12,596	16,520
Amortization of intangible assets	3,026	3,018	8,165
Non-cash interest expense	35	94	346
Restructuring expense	9,790	175,774	96
IPO-related costs	114	(339)	—
Cost of above-market polysilicon	29,815	92,235	12,714
Other	—	—	1
Cash interest expense, net of interest income	18,529	17,416	12,184
Provision for (benefit from) income taxes	2,031	(9,559)	3,181
Depreciation	38,932	48,099	33,826
Adjusted EBITDA	$8,601	$71,408	$19,020

Q2 2017 and FY 2017 GUIDANCE

(in thousands except percentages)	Q2 2017	FY 2017
Revenue (GAAP)	$275,000-$325,000	$1,800,000-$2,300,000
Revenue (non-GAAP)[1]	$275,000-$325,000	$2,100,000-$2,600,000
Gross margin (GAAP)	(3)%-(1)%	N/A
Gross margin (non-GAAP)[2]	2%-4%	N/A
Net loss (GAAP)	$(135,000)-$(110,000)	N/A
Adjusted EBITDA[3]	$(25,000)-0	N/A

1.	Estimated non-GAAP amounts above for fiscal 2017 include net adjustments that increase revenue by approximately $300 million related to sale-leaseback transactions.

2.
Estimated non-GAAP amounts above for Q2 2017 include net adjustments that increase gross margin by approximately $1 million related to stock-based compensation expense, $1 million related to amortization of intangible assets, and $13 million related to cost of above-market polysilicon.

3.
Estimated Adjusted EBITDA amounts above for Q2 2017 include net adjustments that decrease net loss by approximately $8 million related to stock-based compensation expense, $3 million related to amortization of intangible assets, $1 million related to non-cash interest expense, $18 million related to restructuring, $20 million related to interest expense, $3 million related to income taxes, $44 million related to depreciation, and $13 million related to cost of above-market polysilicon.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	April 2, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$136,031	$108,263	$154,782	$15,274	11.2%	$(2,366)	(2.2)%	$(43,840)	(28.3)%							$(134,479)
Adjustments based on IFRS:
8point3	(1,337)	2,667	(617)	(503)		1,693		(1)		—	—	—	6,066	—	846	8,101
Utility and power plant projects	—	—	(23,780)	—		—		27,174		—	—	—	—	—	—	27,174
Sale-leaseback transactions	—	23,041	30,437	—		(2,665)		(479)		—	—	—	1,302	—	—	(1,842)
Other adjustments:
Stock-based compensation expense	—	—	—	210		249		725		1,528	4,663	—	—	—	—	7,375
Amortization of intangible assets	—	—	—	1,214		836		517		—	459	—	—	—	—	3,026
Non-cash interest expense	—	—	—	4		3		3		4	21	—	—	—	—	35
Restructuring expense	—	—	—	—		—		—		—	—	9,790	—	—	—	9,790
IPO-related costs	—	—	—	—		—		—		—	114	—	—	—	—	114
Cost of above-market polysilicon	—	—	—	4,351		7,132		18,332		—	—	—	—	—	—	29,815
Tax effect	—	—	—	—		—		—		—	—	—	—	513	—	513
Non-GAAP	$134,694	$133,971	$160,822	$20,550	15.3%	$4,882	3.6%	$2,431	1.5%							$(50,378)

	January 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$220,464	$146,874	$657,551	$12,860	5.8%	$(24,470)	(16.7)%	$(20,463)	(3.1)%							$(275,118)
Adjustments based on IFRS:
8point3	(1,313)	2,189	44,115	(503)		1,410		669		—	—	—	1,075	—	3,650	6,301
Utility and power plant projects	—	—	(4,047)	—		—		2,542		—	—	—	—	—	—	2,542
Sale of operating lease assets	(34,406)	—	—	(10,105)		—		—		—	—	—	19	—	—	(10,086)
Sale-leaseback transactions	—	65,887	—	—		8,278		—		—	—	—	157	—	—	8,435
Other adjustments:
Stock-based compensation expense	—	—	—	902		1,093		2,964		2,141	5,496	—	—	—	—	12,596
Amortization of intangible assets	—	—	—	1,109		957		502		—	450	—	—	—	—	3,018
Non-cash interest expense	—	—	—	26		24		20		3	21	—	—	—	—	94
Restructuring expense	—	—	—	—		—		—		—	—	175,774	—	—	—	175,774
IPO-related costs	—	—	—	—		—		—		—	(339)	—	—	—	—	(339)
Cost of above-market polysilicon	—	—	—	28,377		28,306		35,552		—	—	—	—	—	—	92,235
Tax effect	—	—	—	—		—		—		—	—	—	—	(12,200)	—	(12,200)
Non-GAAP	$184,745	$214,950	$697,619	$32,666	17.7%	$15,598	7.3%	$21,786	3.1%							$3,252

	April 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$151,807	$52,241	$180,827	$33,647	22.2%	$7,015	13.4%	$10,875	6.0%							$(85,409)
Adjustments based on IFRS:
8point3	(1,312)	—	(13,862)	(485)		—		(4,157)		—	—	—	1,062	—	14,299	10,719
Utility and power plant projects	—	—	53,538	—		—		3,557		—	—	—	—	—	—	3,557
Sale of operating lease assets	10,403	—	—	3,112		—		—		—	—	—	8	—	—	3,120
Other adjustments:
Stock-based compensation expense	—	—	—	827		652		2,646		3,032	9,363	—	—	—	—	16,520
Amortization of intangible assets	—	—	—	411		626		(23)		1,820	5,331	—	—	—	—	8,165
Non-cash interest expense	—	—	—	71		39		209		7	20	—	—	—	—	346
Restructuring expense	—	—	—	—		—		—		—	—	96	—	—	—	96
Cost of above-market polysilicon	—	—	—	3,435		1,539		7,740		—	—	—	—	—	—	12,714
Other	—	—	—	—		—		—		—	1	—	—	—	—	1
Tax effect	—	—	—	—		—		—		—	—	—	—	1,684	—	1,684
Non-GAAP	$160,898	$52,241	$220,503	$41,018	25.5%	$9,871	18.9%	$20,847	9.5%							$(28,487)